Exhibit 99.1
OpenText Reports Second Quarter Fiscal Year 2018 Financial Results

Total Revenue of $734 million, up 35% Y/Y
Operating Cash Flows of $167 million, up 148% Q/Q, up 56% Y/Y
Madhu Ranganathan to Join OpenText as CFO; John Doolittle to Complete Four Successful Years
Waterloo, ON, January 31, 2018 - Open Text Corporation (NASDAQ: OTEX, TSX: OTEX), “The Information Company,” today announced its financial results for the second quarter ended December 31, 2017.

“OpenText’s Fiscal Year 2018 Q2 results represent the power of the OpenText Business System: our strategic focus on M&A, functional integration, operational excellence and innovation. The company delivered 35% year-over-year revenue growth, adjusted operating margin of 36.5%, and operating cash flows of $167 million,” said Mark Barrenechea, OpenText Vice Chairman, CEO & CTO. “Our Annual Recurring Revenues (ARR) were strong at $516 million or 31% year-over-year growth; we also had solid organic growth within the quarter.”

“With ECD now on our adjusted operating model and the integration complete, our energy turns to our go-to-market initiatives for calendar year 2018. These go-to-market initiatives include cross-selling, expanded partner footprint and new offerings. We also see increasing demand in our Enterprise Information Management (EIM) product suite, including Security and AI products,” said Barrenechea. “Mergers and Acquisitions continue to be our leading growth driver and by utilizing the OpenText Business System, we are well positioned for future M&A opportunities within the EIM market.”

Barrenechea further added, “We are introducing a 2021 adjusted operating margin target range of 36% to 40%, up from our previously stated 2020 target range of 34% to 38%.”
Financial Highlights for Q2 Fiscal 2018 with Year Over Year Comparisons

Summary of Quarterly Results
(in millions except per share data)	Q2 FY18	Q2 FY17	$ Change	% Change (Y/Y)		Q2 FY18 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$208.1	$175.1	$33.1	18.9%		$207.2	18.3%
Customer support	308.1	219.7	88.4	40.3%		301.2	37.1%
Total annual recurring revenues**	$516.2	$394.7	$121.5	30.8%		$508.4	28.8%
License	135.2	97.8	37.5	38.3%		130.6	33.6%
Professional service and other	83.0	50.2	32.7	65.2%		80.9	61.0%
Total revenues	$734.4	$542.7	$191.7	35.3%		$719.8	32.6%
GAAP-based operating income	$166.6	$107.2	$59.5	55.5%
Non-GAAP-based operating income (1)	$267.9	$184.5	$83.4	45.2%		$262.0	42.0%
GAAP-based operating margin	22.7%	19.7%	n/a	300	bps
Non-GAAP-based operating margin (1)	36.5%	34.0%	n/a	250	bps	36.4%	240	bps
GAAP-based EPS, diluted (2)	$0.32	$0.18	$0.14	77.8%
Non-GAAP-based EPS, diluted (1)(3)	$0.76	$0.54	$0.22	40.7%		$0.74	37.0%
GAAP-based net income attributable to OpenText (2)	$85.1	$45.0	$40.1	89.0%
Adjusted EBITDA (1)	$290.1	$199.8	$90.3	45.2%
Operating cash flows	$166.6	$107.0	$59.6	55.7%

Summary of YTD Results
(in millions except per share data)	FY18 YTD	FY17 YTD	$ Change	% Change (Y/Y)		FY18 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$402.0	$344.7	$57.2	16.6%		$402.0	16.6%
Customer support	603.5	429.9	173.6	40.4%		593.5	38.1%
Total annual recurring revenues**	$1,005.4	$774.6	$230.8	29.8%		$995.4	28.5%
License	213.5	158.4	55.1	34.8%		207.8	31.2%
Professional service and other	156.2	101.3	54.8	54.1%		152.5	50.5%
Total revenues	$1,375.1	$1,034.4	$340.7	32.9%		$1,355.7	31.1%
GAAP-based operating income	$253.7	$181.2	$72.5	40.0%
Non-GAAP-based operating income (1)	$469.0	$335.9	$133.1	39.6%		$460.9	37.2%
GAAP-based operating margin	18.5%	17.5%	n/a	100	bps
Non-GAAP-based operating margin (1)	34.1%	32.5%	n/a	160	bps	34.0%	150	bps
GAAP-based EPS, diluted (2)	$0.46	$3.89	($3.43)	(88.2)%
Non-GAAP-based EPS, diluted (1)(3)	$1.30	$0.97	$0.33	34.0%		$1.27	30.9%
GAAP-based net income attributable to OpenText (2)	$121.7	$957.9	($836.2)	(87.3)%
Adjusted EBITDA (1)	$510.1	$366.4	$143.6	39.2%
Operating cash flows	$233.7	$180.5	$53.3	29.5%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Recorded a significant tax benefit in Q1 FY17 of $876.1 million. This significant tax benefit is specifically tied to the Company's internal reorganization and applied to Q1 FY17 only and as a result does not continue in future periods.
(3) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

“We delivered very strong margins in the quarter with a significant increase in operating cash flow,” said John Doolittle, OpenText CFO. “Our gross leverage ratio has significantly improved and it is now below 3.0 times. With a strengthening balance sheet and growing adjusted EBITDA, OpenText is well positioned for future growth initiatives.”

Madhu Ranganathan to Join OpenText as CFO; John Doolittle to Complete Four Successful Years
OpenText also announced today that Madhu Ranganathan, CFO at [24]7.ai (www.247.ai), a leading company for AI and Customer Experience Software, will join OpenText as EVP and CFO, effective April 2, 2018. John Doolittle will continue as CFO until April 2, 2018, and will remain with the Company until September 2018, ensuring a successful transition.

“I am very pleased to welcome Madhu Ranganathan to OpenText, a Silicon Valley veteran and a highly experienced global finance executive. Madhu brings over 25 years of strategic and financial leadership experience with deep operational focus in software, hardware & tech-enabled services businesses, said Mark J. Barrenechea, OpenText Vice Chairman, CEO and CTO.

Madhu Ranganathan, formerly with PriceWaterhouse LLP, holds an MBA in Finance from the University of Massachusetts, is a Certified Public Accountant and a Chartered Accountant (India).

“I would like to thank John for his four years of great service to OpenText, and recognize his commitment to a significant transition period. I wish him all the best in his continued journey,” added Mark J. Barrenechea.

“After four successful years, I have accomplished the objectives Mark and I initially set out,” said John Doolittle, EVP & CFO of OpenText. “I will work closely with Mark, Madhu and the senior management team to ensure a successful transition.”

OpenText Quarterly Business Highlights

•	OpenText added to S&P/TSX 60 Index

•	30 customer transactions over $1 million, 14 OpenText Cloud and 16 on-premise

•	Financial, Consumer Goods, Services, Technology and Public Sector industries saw the most demand in cloud and license

•
Customer wins in the quarter included Tata Consultancy Services, Canon Electronics, WTC Captive Insurance Company, gkv informatik, TAFE Queensland, Peabody, Pandora Media, Helaba Invest, Air France-KLM, ConvaTec, County of Los Angeles, OCHIN, Zurn, US WorldMeds, Syngene, Adif, Informática del Ayuntamiento de Madrid, Transports Metropolitans de Barcelona, OILES Corporation, FreightVerify, Nifco Inc.,Campari Group, Froneri International, Malakoff Médéric, MetaSource, Opel Automobile GmbH, Broadcom Limited, Zodiac Aerospace, A1 and Elcom

•	OpenText expands operations in India and announces on-going investment in people, infrastructure and customers

Dividend Program Highlights

Cash Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on January 30, 2018 a cash dividend of $0.132 per common share. The record date for this dividend is March 2, 2018 and the payment date is March 23, 2018. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of the Board of Directors.

Summary of Quarterly Results
	Q2 FY18	Q1 FY18	Q2 FY17	% Change (Q2 FY18 vs Q1 FY18)		% Change (Q2 FY18 vs Q2 FY17)
Revenue (million)	$734.4	$640.7	$542.7	14.6%		35.3%
GAAP-based gross margin	67.3%	65.1%	69.0%	220	bps	(170)	bps
GAAP-based operating margin	22.7%	13.6%	19.7%	910	bps	300	bps
GAAP-based EPS, diluted(1)	$0.32	$0.14	$0.18	128.6%		77.8%
Non-GAAP-based gross margin (2)	73.9%	72.2%	73.8%	170	bps	10	bps
Non-GAAP-based operating margin (2)	36.5%	31.4%	34.0%	510	bps	250	bps
Non-GAAP-based EPS, diluted (2)(3)	$0.76	$0.54	$0.54	40.7%		40.7%

Summary of Year to Date Results
	Q2 FY18 YTD	Q2 FY17 YTD	% Change
Revenue (million)	$1,375.1	$1,034.4	32.9%
GAAP-based gross margin	66.3%	67.9%	(160)	bps
GAAP-based operating margin	18.5%	17.5%	100	bps
GAAP-based EPS, diluted(1)	$0.46	$3.89	(88.2)%
Non-GAAP-based gross margin (2)	73.1%	72.7%	40	bps
Non-GAAP-based operating margin (2)	34.1%	32.5%	160	bps
Non-GAAP-based EPS, diluted (2)(3)	$1.30	$0.97	34.0%
(1) Recorded a significant tax benefit in Q1 FY17 of $876.1 million. This significant tax benefit is specifically tied to the Company's internal reorganization and applied to Q1 FY17 only and as a result does not continue in future periods.
(2) Please see note 2 "Use of Non-GAAP Financial Measures" below

(3) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning January 31, 2018 at 7:00 p.m. ET through 11:59 p.m. on February 14, 2018 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 1966 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures.

About OpenText
OpenText, The Information Company™, a market leader in Enterprise Information Management software and solutions, enabling companies to manage, leverage, secure and gain insight into their enterprise information, on premises or in the cloud. For more information about OpenText (NASDAQ/TSX: OTEX) visit www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2018 (Fiscal 2018) on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, expected ECD Business revenue contributions, adjusted operating income and cash flow, its financial condition, the adjusted operating margin target range, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, expected timing, charges and savings related to restructuring activities, declaration of quarterly dividends, future tax rates, new platform and product offerings and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable

Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) fluctuations in currency exchange rates; (vi) delays in the purchasing decisions of the Company's customers; (vii) the competition the Company faces in its industry and/or marketplace; (viii) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (ix) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes including the new tax reform legislation enacted through the Tax Cuts and Jobs Act in the United States; (x) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xi) the continuous commitment of the Company's customers; and (xii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2018 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	December 31, 2017	June 30, 2017
ASSETS	(unaudited)
Cash and cash equivalents	$476,014	$443,357
Accounts receivable trade, net of allowance for doubtful accounts of $8,503 as of December 31, 2017 and $6,319 as of June 30, 2017	511,969	445,812
Income taxes recoverable	23,861	32,683
Prepaid expenses and other current assets	101,063	81,625
Total current assets	1,112,907	1,003,477
Property and equipment	260,896	227,418
Goodwill	3,578,976	3,416,749
Acquired intangible assets	1,468,378	1,472,542
Deferred tax assets	1,158,836	1,215,712
Other assets	96,612	93,763
Deferred charges	39,204	42,344
Long-term income taxes recoverable	23,412	8,557
Total assets	$7,739,221	$7,480,562
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$318,008	$342,120
Current portion of long-term debt	382,760	182,760
Deferred revenues	557,873	570,328
Income taxes payable	30,084	31,835
Total current liabilities	1,288,725	1,127,043
Long-term liabilities:
Accrued liabilities	47,379	50,338
Deferred credits	4,005	5,283
Pension liability	62,213	58,627
Long-term debt	2,385,709	2,387,057
Deferred revenues	68,934	61,678
Long-term income taxes payable	176,222	162,493
Deferred tax liabilities	77,182	94,724
Total long-term liabilities	2,821,644	2,820,200
Shareholders' equity:
Share capital and additional paid-in capital
265,625,515 and 264,059,567 Common Shares issued and outstanding at December 31, 2017 and June 30, 2017, respectively; authorized Common Shares: unlimited	1,650,217	1,613,454
Accumulated other comprehensive income	47,521	48,800
Retained earnings	1,949,503	1,897,624
Treasury stock, at cost (714,169 shares at December 31, 2017 and 1,101,612 at June 30, 2017, respectively)	(19,250)	(27,520)
Total OpenText shareholders' equity	3,627,991	3,532,358
Non-controlling interests	861	961
Total shareholders' equity	3,628,852	3,533,319
Total liabilities and shareholders' equity	$7,739,221	$7,480,562

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Revenues:
License	$135,244	$97,764	$213,475	$158,420
Cloud services and subscriptions	208,121	175,061	401,974	344,748
Customer support	308,070	219,656	603,474	429,862
Professional service and other	82,970	50,228	156,169	101,343
Total revenues	734,405	542,709	1,375,092	1,034,373
Cost of revenues:
License	4,587	2,391	7,547	6,236
Cloud services and subscriptions	90,418	73,150	174,748	143,442
Customer support	33,194	27,349	65,985	53,087
Professional service and other	64,985	40,295	124,444	81,638
Amortization of acquired technology-based intangible assets	47,128	24,848	91,088	47,983
Total cost of revenues	240,312	168,033	463,812	332,386
Gross profit	494,093	374,676	911,280	701,987
Operating expenses:
Research and development	80,304	64,721	157,933	123,293
Sales and marketing	129,142	102,651	251,964	197,799
General and administrative	48,985	39,914	97,900	78,111
Depreciation	22,071	15,301	40,949	30,571
Amortization of acquired customer-based intangible assets	46,268	33,815	90,057	67,423
Special charges	715	11,117	18,746	23,571
Total operating expenses	327,485	267,519	657,549	520,768
Income from operations	166,608	107,157	253,731	181,219
Other income (expense), net	5,547	(3,558)	15,771	3,141
Interest and other related expense, net	(34,092)	(27,743)	(67,380)	(55,018)
Income before income taxes	138,063	75,856	202,122	129,342
Provision for (recovery of) income taxes	53,146	30,822	80,515	(828,603)
Net income for the period	$84,917	$45,034	$121,607	$957,945
Net (income) loss attributable to non-controlling interests	194	(12)	100	(39)
Net income attributable to OpenText	$85,111	$45,022	$121,707	$957,906
Earnings per share—basic attributable to OpenText	$0.32	$0.18	$0.46	$3.92
Earnings per share—diluted attributable to OpenText	$0.32	$0.18	$0.46	$3.89
Weighted average number of Common Shares outstanding—basic	265,504	245,653	265,153	244,282
Weighted average number of Common Shares outstanding—diluted	266,857	247,501	266,549	246,123
Dividends declared per Common Share	$0.1320	$0.1150	$0.2640	$0.2300

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Net income for the period	$84,917	$45,034	$121,607	$957,945
Other comprehensive income (loss) —net of tax:
Net foreign currency translation adjustments	(1,446)	(11,526)	(540)	(10,307)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of ($60) and ($252) for the three months ended December 31, 2017 and 2016, respectively; $403 and ($380) for the six months ended December 31, 2017 and 2016, respectively	(168)	(698)	1,117	(1,053)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of ($141) and ($33) for the three months ended December 31, 2017 and 2016, respectively; ($428) and ($38) for the six months ended December 31, 2017 and 2016, respectively	(391)	(91)	(1,188)	(108)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of ($153) and $1,077 for the three months ended December 31, 2017 and 2016, respectively; ($236) and $484 for the six months ended December 31, 2017 and 2016, respectively	(48)	2,823	(163)	4,361
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $43 and $57 for the three months ended December 31, 2017 and 2016, respectively; $85 and $119 for the six months ended December 31, 2017 and 2016, respectively	56	134	112	281
Unrealized net gain (loss) on marketable securities - net of tax effect of nil for the three and six months ended December 31, 2017 and 2016, respectively	—	512	—	400
Release of unrealized gain on marketable securities - net of tax effect of nil for the three and six months ended December 31, 2017 and 2016, respectively	—	—	(617)	—
Total other comprehensive income (loss) net, for the period	(1,997)	(8,846)	(1,279)	(6,426)
Total comprehensive income	82,920	36,188	120,328	951,519
Comprehensive (income) loss attributable to non-controlling interests	194	(12)	100	(39)
Total comprehensive income attributable to OpenText	$83,114	$36,176	$120,428	$951,480

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income for the period	$84,917	$45,034	$121,607	$957,945
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	115,467	73,964	222,094	145,977
Share-based compensation expense	7,158	7,572	15,393	15,712
Excess tax expense (benefits) on share-based compensation expense	—	(537)	—	(542)
Pension expense	834	871	1,869	2,061
Amortization of debt issuance costs	1,234	1,331	2,532	2,654
Amortization of deferred charges and credits	1,117	2,146	2,234	4,292
Loss on sale and write down of property and equipment	—	—	163	—
Release of unrealized gain on marketable securities to income	—	—	(841)	—
Deferred taxes	38,427	7,591	44,374	(868,233)
Share in net (income) loss of equity investees	(316)	(464)	196	(5,993)
Other non-cash charges	—	—	—	1,033
Changes in operating assets and liabilities:
Accounts receivable	(54,620)	(15,713)	(49,458)	456
Prepaid expenses and other current assets	(2,575)	13,074	(5,383)	11,885
Income taxes and deferred charges and credits	(7,565)	(12,841)	1,583	(9,620)
Accounts payable and accrued liabilities	(8,023)	6,604	(72,499)	(23,995)
Deferred revenue	(10,366)	(21,633)	(48,846)	(47,742)
Other assets	958	20	(1,269)	(5,420)
Net cash provided by operating activities	166,647	107,019	233,749	180,470
Cash flows from investing activities:
Additions of property and equipment	(25,488)	(11,609)	(55,937)	(32,274)
Proceeds from maturity of short-term investments	—	—	—	9,212
Purchase of Guidance Software, net of cash acquired	(8,510)	—	(229,275)	—
Purchase of Covisint Corporation, net of cash acquired	—	—	(71,279)	—
Purchase of HP Inc. CCM Business	—	(2,802)	—	(315,000)
Purchase of Recommind, Inc.	—	—	—	(170,107)
Purchase of HP Inc. CEM Business	—	—	—	(7,289)
Purchase consideration for acquisitions completed prior to Fiscal 2017	—	143	—	143
Other investing activities	(3,855)	(440)	(8,061)	(563)
Net cash used in investing activities	(37,853)	(14,708)	(364,552)	(515,878)
Cash flows from financing activities:
Excess tax (expense) benefits on share-based compensation expense	—	537	—	542
Proceeds from issuance of long-term debt and revolver	—	256,875	200,000	256,875
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	7,797	5,391	29,622	10,701
Proceeds from issuance of Common shares under public Equity Offering	—	604,223	—	604,223
Repayment of long-term debt and revolver	(1,940)	(2,000)	(3,880)	(4,000)
Debt issuance costs	—	(2,825)	—	(4,155)
Equity issuance costs	—	(18,127)	—	(18,127)
Payments of dividends to shareholders	(34,811)	(27,859)	(69,828)	(55,650)
Net cash provided by (used in) financing activities	(28,954)	816,215	155,914	790,409
Foreign exchange gain (loss) on cash held in foreign currencies	(216)	(20,979)	7,546	(16,267)
Increase (decrease) in cash and cash equivalents during the period	99,624	887,547	32,657	438,734
Cash and cash equivalents at beginning of the period	376,390	834,944	443,357	1,283,757
Cash and cash equivalents at end of the period	$476,014	$1,722,491	$476,014	$1,722,491

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, after giving effect to the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense. Non-GAAP-based operating margin is calculated as Non-GAAP-based income from operations expressed as a percentage of total revenue.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and Special charges (recoveries).
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management and is based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company's management excludes certain items from its analysis, including amortization of acquired intangible assets, Special charges (recoveries), share-based compensation, other income (expense), and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under U.S. GAAP.
The Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2017. (In thousands except for per share amounts)
	Three Months Ended December 31, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$90,418		$(462)	(1)	$89,956
Customer support	33,194		(327)	(1)	32,867
Professional service and other	64,985		(603)	(1)	64,382
Amortization of acquired technology-based intangible assets	47,128		(47,128)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	494,093	67.3%	48,520	(3)	542,613	73.9%
Operating expenses
Research and development	80,304		(1,587)	(1)	78,717
Sales and marketing	129,142		(2,095)	(1)	127,047
General and administrative	48,985		(2,084)	(1)	46,901
Amortization of acquired customer-based intangible assets	46,268		(46,268)	(2)	—
Special charges (recoveries)	715		(715)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	166,608	22.7%	101,269	(5)	267,877	36.5%
Other income (expense), net	5,547		(5,547)	(6)	—
Provision for (recovery of) income taxes	53,146		(22,095)	(7)	31,051
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	85,111		117,817	(8)	202,928
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.32		$0.44	(8)	$0.76

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 38% and a Non-GAAP-based tax rate of approximately 13%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 13%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. In addition, as a result of the changes in US tax reform legislation that was enacted on December 22, 2017 through the Tax Cuts and Jobs Act, the Company has reassessed its Non-GAAP-based tax rate to be approximately 14% for the six months ended December 31, 2017, down from 15%. Pursuant to this, the Non-GAAP-based tax rate of approximately 13% for the three months ended December 31, 2017 includes a one-time cumulative catch up of recoveries and charges, as though the Company's Non-GAAP-based tax rate was 14% as of July 1, 2017.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$85,111	$0.32
Add:
Amortization	93,396	0.35
Share-based compensation	7,158	0.03
Special charges (recoveries)	715	—
Other (income) expense, net	(5,547)	(0.02)
GAAP-based provision for (recovery of ) income taxes	53,146	0.20
Non-GAAP-based provision for income taxes	(31,051)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$202,928	$0.76

Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2017
GAAP-based net income, attributable to OpenText	$85,111
Add:
Provision for (recovery of) income taxes	53,146
Interest and other related expense, net	34,092
Amortization of acquired technology-based intangible assets	47,128
Amortization of acquired customer-based intangible assets	46,268
Depreciation	22,071
Share-based compensation	7,158
Special charges (recoveries)	715
Other (income) expense, net	(5,547)
Adjusted EBITDA	$290,142

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2017. (In thousands except for per share amounts)
	Six Months Ended December 31, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$174,748		$(984)	(1)	$173,764
Customer support	65,985		(656)	(1)	65,329
Professional service and other	124,444		(1,200)	(1)	123,244
Amortization of acquired technology-based intangible assets	91,088		(91,088)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	911,280	66.3%	93,928	(3)	1,005,208	73.1%
Operating expenses
Research and development	157,933		(3,213)	(1)	154,720
Sales and marketing	251,964		(5,183)	(1)	246,781
General and administrative	97,900		(4,157)	(1)	93,743
Amortization of acquired customer-based intangible assets	90,057		(90,057)	(2)	—
Special charges (recoveries)	18,746		(18,746)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	253,731	18.5%	215,284	(5)	469,015	34.1%
Other income (expense), net	15,771		(15,771)	(6)	—
Provision for (recovery of) income taxes	80,515		(24,286)	(7)	56,229
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	121,707		223,799	(8)	345,506
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.46		$0.84	(8)	$1.30

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 40% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. We also took into consideration changes in US tax reform legislation that was enacted on December 22, 2017 through the Tax Cuts and Jobs Act.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$121,707	$0.46
Add:
Amortization	181,145	0.68
Share-based compensation	15,393	0.06
Special charges (recoveries)	18,746	0.07
Other (income) expense, net	(15,771)	(0.06)
GAAP-based provision for (recovery of) income taxes	80,515	0.30
Non-GAAP based provision for income taxes	(56,229)	(0.21)
Non-GAAP-based net income, attributable to OpenText	$345,506	$1.30
Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2017
GAAP-based net income, attributable to OpenText	$121,707
Add:
Provision for (recovery of) income taxes	80,515
Interest and other related expense, net	67,380
Amortization of acquired technology-based intangible assets	91,088
Amortization of acquired customer-based intangible assets	90,057
Depreciation	40,949
Share-based compensation	15,393
Special charges (recoveries)	18,746
Other (income) expense, net	(15,771)
Adjusted EBITDA	$510,064

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2017. (In thousands except for per share amounts)
	Three Months Ended September 30, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$84,330		$(522)	(1)	$83,808
Customer support	32,791		(329)	(1)	32,462
Professional service and other	59,459		(597)	(1)	58,862
Amortization of acquired technology-based intangible assets	43,960		(43,960)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	417,187	65.1%	45,408	(3)	462,595	72.2%
Operating expenses
Research and development	77,629		(1,626)	(1)	76,003
Sales and marketing	122,822		(3,088)	(1)	119,734
General and administrative	48,915		(2,073)	(1)	46,842
Amortization of acquired customer-based intangible assets	43,789		(43,789)	(2)	—
Special charges (recoveries)	18,031		(18,031)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	87,123	13.6%	114,015	(5)	201,138	31.4%
Other income (expense), net	10,224		(10,224)	(6)	—
Provision for (recovery of) income taxes	27,369		(2,191)	(7)	25,178
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	36,596		105,982	(8)	142,578
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.14		$0.40	(8)	$0.54

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 43% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$36,596	$0.14
Add:
Amortization	87,749	0.33
Share-based compensation	8,235	0.03
Special charges (recoveries)	18,031	0.07
Other (income) expense, net	(10,224)	(0.04)
GAAP-based provision for (recovery of ) income taxes	27,369	0.10
Non-GAAP-based provision for income taxes	(25,178)	(0.09)
Non-GAAP-based net income, attributable to OpenText	$142,578	$0.54

Reconciliation of Adjusted EBITDA

Three months ended September 30, 2017
GAAP-based net income, attributable to OpenText	$36,596
Add:
Provision for (recovery of) income taxes	27,369
Interest and other related expense, net	33,288
Amortization of acquired technology-based intangible assets	43,960
Amortization of acquired customer-based intangible assets	43,789
Depreciation	18,878
Share-based compensation	8,235
Special charges (recoveries)	18,031
Other (income) expense, net	(10,224)
Adjusted EBITDA	$219,922

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2016. (In thousands except for per share amounts)
	Three Months Ended December 31, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$73,150		$(211)	(1)	$72,939
Customer support	27,349		(270)	(1)	27,079
Professional service and other	40,295		(468)	(1)	39,827
Amortization of acquired technology-based intangible assets	24,848		(24,848)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	374,676	69.0%	25,797	(3)	400,473	73.8%
Operating expenses
Research and development	64,721		(1,995)	(1)	62,726
Sales and marketing	102,651		(2,329)	(1)	100,322
General and administrative	39,914		(2,299)	(1)	37,615
Amortization of acquired customer-based intangible assets	33,815		(33,815)	(2)	—
Special charges (recoveries)	11,117		(11,117)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	107,157	19.7%	77,352	(5)	184,509	34.0%
Other income (expense), net	(3,558)		3,558	(6)	—
Provision for (recovery of) income taxes	30,822		(7,319)	(7)	23,503
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	45,022		88,229	(8)	133,251
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.18		$0.36	(8)	$0.54

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 41% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$45,022	$0.18
Add:
Amortization	58,663	0.24
Share-based compensation	7,572	0.03
Special charges (recoveries)	11,117	0.04
Other (income) expense, net	3,558	0.01
GAAP-based provision for (recovery of ) income taxes	30,822	0.12
Non-GAAP-based provision for income taxes	(23,503)	(0.08)
Non-GAAP-based net income, attributable to OpenText	$133,251	$0.54

Reconciliation of Adjusted EBITDA

Three months ended December 31, 2016
GAAP-based net income, attributable to OpenText	$45,022
Add:
Provision for (recovery of) income taxes	30,822
Interest and other related expense, net	27,743
Amortization of acquired technology-based intangible assets	24,848
Amortization of acquired customer-based intangible assets	33,815
Depreciation	15,301
Share-based compensation	7,572
Special charges (recoveries)	11,117
Other (income) expense, net	3,558
Adjusted EBITDA	$199,798

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2016. (In thousands except for per share amounts)
	Six Months Ended December 31, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues:
Cloud services and subscriptions	$143,442		$(571)	(1)	$142,871
Customer support	53,087		(505)	(1)	52,582
Professional service and other	81,638		(913)	(1)	80,725
Amortization of acquired technology-based intangible assets	47,983		(47,983)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	701,987	67.9%	49,972	(3)	751,959	72.7%
Operating expenses
Research and development	123,293		(3,738)	(1)	119,555
Sales and marketing	197,799		(5,149)	(1)	192,650
General and administrative	78,111		(4,836)	(1)	73,275
Amortization of acquired customer-based intangible assets	67,423		(67,423)	(2)	—
Special charges (recoveries)	23,571		(23,571)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	181,219	17.5%	154,689	(5)	335,908	32.5%
Other income (expense), net	3,141		(3,141)	(6)	—
Provision for (recovery of) income taxes	(828,603)		870,698	(7)	42,095
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	957,906		(719,150)	(8)	238,756
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$3.89		$(2.92)	(8)	$0.97

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 641% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$957,906	$3.89
Add:
Amortization	115,406	0.47
Share-based compensation	15,712	0.06
Special charges (recoveries)	23,571	0.10
Other (income) expense, net	(3,141)	(0.01)
GAAP-based provision for (recovery of) income taxes	(828,603)	(3.37)
Non-GAAP based provision for income taxes	(42,095)	(0.17)
Non-GAAP-based net income, attributable to OpenText	$238,756	$0.97

Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2016
GAAP-based net income, attributable to OpenText	$957,906
Add:
Provision for (recovery of) income taxes	(828,603)
Interest and other related expense, net	55,018
Amortization of acquired technology-based intangible assets	47,983
Amortization of acquired customer-based intangible assets	67,423
Depreciation	30,571
Share-based compensation	15,712
Special charges (recoveries)	23,571
Other (income) expense, net	(3,141)
Adjusted EBITDA	$366,440

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and six months ended December 31, 2017 and 2016:

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	23%	16%	25%	16%
GBP	6%	6%	7%	7%
CAD	3%	10%	4%	11%
USD	58%	52%	55%	50%
Other	10%	16%	9%	16%
Total	100%	100%	100%	100%

	Six Months Ended December 31, 2017		Six Months Ended December 31, 2016
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	15%	24%	15%
GBP	6%	6%	7%	7%
CAD	4%	11%	4%	11%
USD	59%	52%	56%	51%
Other	9%	16%	9%	16%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).